  As filed with the Securities and Exchange Commission on December 12, 2000

                                                      Registration No. 333-
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            GENESEE & WYOMING INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                               16-0984624
(State or other jurisdiction of incorporation         (I.R.S Employer
              or organization)                      Identification No.)


                              66 Field Point Road
                         Greenwich, Connecticut 06830
              (Address of Principal Executive Offices) (Zip Code)

                 Genesee & Wyoming Inc. 1996 Stock Option Plan,
                        as amended through May 23, 2000
                             (Full title of Plan)

                            Mortimer B. Fuller, III
                     Chairman and Chief Executive Officer
                            Genesee & Wyoming Inc.
                              66 Field Point Road
                         Greenwich, Connecticut 06830
                    (Name and address of agent for service)

                                  203-629-3722
         (Telephone number, including area code, of agent for service)


                        Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------
         Title of Plan               Title of       Amount to    Proposed maximum  Proposed maximum       Amount of
                                    securities          be        offering price      aggregate         registration
                                       to be        registered    per share/(1)/   offering price/(1)/      fee
                                    registered
--------------------------------------------------------------------------------------------------------------------
Genesee & Wyoming Inc. 1996      Class A Common      200,000             $29.875        $5,975,000      $1,578
Stock Option Plan, as amended    Stock, par value
through May 23, 2000             $.01 per share
--------------------------------------------------------------------------------------------------------------------

/(1)/ Estimated in accordance with Rule 457(c), as of December 7, 2000, solely for the purpose of calculating the registration fee.

Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the Plan.

        This Registration Statement on Form S-8 relates to an amendment to the Genesee & Wyoming Inc. 1996 Stock Option Plan that increased the number of shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), to be issued thereunder by 200,000 shares. The contents of the Company's Registration Statements on Form S-8 (File Nos. 333-09165 and 333-49231), filed with the Securities and Exchange Commission on July 20, 1996, and April 2, 1998, respectively, are hereby incorporated by reference pursuant to Instruction E to Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 200,000 shares of Common Stock not previously registered.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 12th day of December, 2000.

                                            GENESEE & WYOMING INC.

                                            By:  /s/  Alan R. Harris
                                                 -------------------------------
                                                 Alan R. Harris
                                                 Senior Vice President and
                                                 Chief Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 12th day of December, 2000.

Signature                               Title

               *                        Director, Chairman and
------------------------------          Chief Executive Officer
Mortimer B. Fuller, III                 (Principal Executive Officer)


               *                        Chief Financial Officer
------------------------------          (Principal Financial Officer)
John C. Hellmann


/s/  Alan R. Harris                     Senior Vice President and
------------------------------          Chief Accounting Officer
Alan R. Harris                          (Principal Accounting Officer)


               *                        Director
------------------------------
James M. Fuller

               *                        Director
------------------------------
Louis S. Fuller

               *                        Director
------------------------------
Robert M. Melzer

               *                        Director
------------------------------
John M. Randolph

               *                        Director
------------------------------
Philip J. Ringo

               *                        Director
------------------------------
M. Douglas Young

                                        Director
------------------------------
C. Sean Day


*By: /s/  Alan R. Harris
------------------------------
Alan R. Harris
Attorney-in-Fact

                                INDEX TO EXHIBITS

(4.1)  Instruments defining the rights of security holders, including indentures

       *(a)  Restated Certificate of Incorporation

        (b) By-laws are incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (Registration
             No. 333-3972).

        (c) Specimen stock certificate representing shares of Class A Common Stock is incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972).

        (d) Form of Class B Stockholders' Agreement dated as of May 20, 1996, among the Registrant, its executive officers and its Class B stockholders is incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972).

        (e) Promissory Note dated October 7, 1991 of Buffalo & Pittsburgh Railroad, Inc. in favor of CSX Transportation, Inc. is incorporated herein by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972).

        (f) First Amendment to Promissory Note dated as of March 19, 1999 between Buffalo & Pittsburgh Railroad, Inc. and CSX Transportation, Inc. is incorporated herein by reference to Exhibit 4.1 to the Registrant's Report on Form 10-K for the year ended December 31, 1998.

        (g) Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 17, 1999 among the Registrant, certain subsidiaries, BankBoston, N.A. and the banks named therein is incorporated herein by reference to Exhibit 4.1 to the Registrant's Report on Form 10-Q for the quarterly period ended September 30, 1999.

*(5.1)     Opinion of Harter, Secrest & Emery LLP

*(23.1)    Consent of Arthur Andersen LLP

*(23.2)    Consent of Harter, Secrest & Emery LLP (contained in Exhibit 5.1)

*(24.1)    Power of Attorney

(99)       Additional Exhibits

      (a) Genesee & Wyoming Inc. 1996 Stock Option Plan is incorporated herein by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972).

     (b) Amendment 1 to the Genesee & Wyoming Inc. 1996 Stock Option Plan is incorporated herein by reference to Exhibit 10.1 to the Registrant's Form 10-K for the year ended December 31, 1997.

     (c) Amendment 2 to the Genesee & Wyoming Inc. 1996 Stock Option Plan is incorporated herein by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 1998.

     (d) Amendment 3 to the Genesee & Wyoming Inc. 1996 Stock Option Plan is incorporated herein by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2000.

     (e) Amendment 4 to the Genesee & Wyoming Inc. 1996 Stock Option Plan is incorporated herein by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2000.

     (f) Amendment 5 to the Genesee & Wyoming Inc. 1996 Stock Option Plan is incorporated herein by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2000.

     (g) Amendment 6 to the Genesee & Wyoming Inc. 1996 Stock Option Plan is incorporated herein by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2000.

____________________________
* Exhibit filed with this Registration Statement